Exhibit 99.6
EMPLOYMENT AGREEMENT
          THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of this 11th day of December 2006, by and between Christian H. Clifford (“Executive”) and SSPF/CET Operating Company LLC, a Delaware limited liability company (the “Company”).
W I T N E S S E T H:
          WHEREAS, pursuant to an employment agreement, dated July 5, 2005 (the “Seller Employment Agreement”), Executive currently serves as a senior executive of Columbia Equity Trust, Inc., a Maryland corporation (“Seller”); and
          WHEREAS, the Company has entered into an Agreement and Plan of Merger among the Company, SSPF/CET OP Holding Company LLC, SSPF/CET OP Holding Company Subsidiary L.P., Columbia Equity, L.P. and Seller, dated as of the 5th day of November, 2006 (the “Merger Agreement”); and
          WHEREAS, the Company recognizes Executive’s substantial contribution to the growth and success of the business of the Seller and desires to provide for the continued employment of Executive by the Company after the Closing Date (as defined in the Merger Agreement) and Executive desires to serve as an employee of the Company, on the terms and conditions of this Agreement; and
          WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, all on the terms and subject to the conditions set forth herein; and
          WHEREAS, Executive acknowledges and agrees that this Agreement supersedes any rights Executive may have under the Seller Employment Agreement, including any right to change in control, severance, termination or similar payments or compensation under such agreement;
          WHEREAS, Executive is willing to enter into this Agreement in consideration of the benefits which Executive will receive under the terms hereof.
          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Employment Term. Subject to the provisions of Section 4 of this Agreement, the Company hereby agrees to employ Executive and Executive hereby agrees to work in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Closing Date (the “Effective Date”) and ending on the last day of the month in which occurs the first (1st) anniversary of the Effective Date (the “Initial Employment Term”); provided, however, that upon any termination of the Merger Agreement in accordance with its terms, this Agreement shall be null and void. Commencing on the last day of the Initial Employment Term and each anniversary thereafter (each, an “Automatic Extension Date”), the Initial Employment Term shall be automatically extended for an additional one (1) year unless either the Company or Executive has given the other party prior written notice of the intention to not extend this Agreement not less than sixty (60) days before the Automatic Extension Date. The Initial Employment Term and any extensions thereof are referred to herein collectively as the “Employment Term.” So long as Executive’s employment has not been earlier terminated, then, upon the expiration of the Employment Term, Executive shall be considered to be an employee of the Company “at will.”
2. Position, Duties and Responsibilities. During the Employment Term, Executive shall serve as Senior Vice President of Asset Management. In addition, Executive shall serve in such offices of subsidiaries and affiliates of the Company as reasonably requested by the Company, without any additional compensation. Executive shall have the appropriate authority, duties and responsibilities attendant with such positions and any other duties that may be assigned by the Chief Executive Officer of the Company or the Company’s board of managers (the “Board”). Executive shall devote his full time to the business of the Company and agrees to use his best efforts, skill and ability to perform his duties and responsibilities consistent with this Agreement. Executive shall devote his full business time, attention and energies to the business of the Company; provided, however that nothing shall preclude Executive, subject to prior approval from the Board (which shall not be unreasonably withheld), from engaging in any professional, charitable, educational, religious or similar types of activities or accepting appointment to or continuing to serve on any board of directors or trustees of any organization engaged in any such activities; provided, further, in each case, and in the aggregate, that such other activities do not inhibit or interfere with the performance of Executive’s duties under this Agreement, or conflict in any way with the business of the Company.
3. Compensation.
     a. Base Salary. During the Employment Term, the Company shall pay Executive an annual base salary of One Hundred Seventy Five Thousand Dollars ($175,000) (“Base Salary”), payable in regular installments in accordance with the Company’s then current payroll practices. At least annually the Board shall review Executive’s performance and compensation and may increase the Base Salary, in its sole discretion.
     b. Annual Incentive Bonus. During the Employment Term, Executive shall be eligible for an annual performance bonus (“Annual Bonus”) with respect to each calendar year of the Company, in a target amount (“Target Annual Bonus”) determined by the Board consistent with market compensation levels in the Washington, D.C. metropolitan area. Each Annual Bonus shall be payable promptly following a determination by the Board that the applicable performance criteria have been satisfied but no later than forty five (45) days after calendar year-end. The minimum Annual Bonus payable to Executive for any calendar year during the Employment Term shall be no less than twenty five percent (25%) of Executive’s Base Salary for such calendar year.
     c. Equity and Profits Participation. Executive’s equity participation in the Company and its subsidiaries shall be as set forth in the limited liability company agreement of SSPF/CET Operating Company LLC (the “Company LLC Agreement”). Management PIH is entitled to a profits participation in SSPF/CET PI LLC. The Company and its subsidiaries acknowledge and approve the grant by Management PIH to Executive of an initial equity interest in Management PIH of 750 membership units.
     d. Signing Payment. Executive shall be entitled to an amount equal to Four Hundred Twelve Thousand Five Hundred Dollars ($412,500) as and for a signing bonus from the Company (“Signing Payment”). The Signing Payment shall be fully earned upon the Effective Date, but shall be payable in two (2) equal installments on each of the Effective Date and the first (1st) anniversary of the Effective Date, regardless of whether Executive is still employed by
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the Company as of such payment date. Thus, upon a termination of employment for any reason, Executive shall continue to be entitled to receive, in addition to any other payment due to Executive pursuant to Section 5 hereof, the unpaid portion of the Signing Payment on the first (1st) anniversary of the Effective Date. This obligation shall fully survive the termination of the Employment Term.
     e. Directors and Officers Insurance. The Company shall maintain directors and officers liability insurance for the benefit of Executive, in an amount not less than the amount of such coverage maintained by Seller on the Effective Date, with respect to acts (or failure to act) which occurred in connection with Executive’s employment with Seller prior to the Effective Date for such time as Executive is exposed to liability for such acts (or failure to act). With respect to acts (or failure to act) which occur in connection with Executive’s employment with the Company after the Effective Date, the Company shall maintain such coverage as is customary for non-public companies.
     f. Vacation. During the Employment Term, Executive shall be entitled to at least four (4) weeks’ paid vacation in each calendar year, together with leave of absence and leave for illness or temporary disability in accordance with the policies of the Company in effect from time to time; provided, however, in no event shall Executive be permitted to carryover more than one week of unused vacation time from year to year.
     g. Business Expenses. During the Employment Term, the Company shall reimburse Executive for documented reasonable and necessary business expenses incurred on the Company’s behalf in performing Executive’s duties and promoting the business of the Company, including reasonable entertainment, travel and lodging expenses, in accordance with the Company’s business expense reimbursement policies.
     h. Other Benefits. In addition to the foregoing, during the Employment Term, Executive shall be eligible to participate in the employee benefit plans that the Company generally provides from time to time to its similarly situated senior executive employees, such as retirement benefits, upon the same terms and conditions that the Company generally makes such benefits available to its similarly situated senior executive employees and Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company.
4. Termination.
     a. Death and Disability. Executive’s employment hereunder shall terminate automatically upon Executive’s death during the Employment Term. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Term, Executive may be terminated by the Company upon thirty (30) days prior written Notice of Termination from the Company to Executive; provided that Executive has not returned to full-time performance of his duties hereunder within that time. For purposes of this Agreement, “Disability” shall have the meaning assigned to such term or similar term under a disability insurance policy maintained by the Company covering Executive or, if there is no such policy, shall mean Executive’s inability, by reason of a mental or physical illness or impairment, to substantially perform his duties hereunder for a period of one hundred twenty (120) consecutive days and the return of Executive to his duties for periods of fifteen (15) days or less shall not interrupt such one hundred twenty (120)-day period.
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     b. Termination by the Company For Cause. The Company may terminate Executive’s employment hereunder for Cause, effective immediately upon the Company’s delivery of a written Notice of Termination to Executive or such later date provided in such written Notice of Termination. For purposes of this Agreement, “Cause” shall mean:
     (i) Executive’s intentional and continued failure (other than by reason of mental or physical illness) to perform reasonably assigned material duties if such failure has a materially and demonstrably detrimental effect on the business operations of the Company or if the Board reasonably and in good faith concludes such failure could reasonably be expected to have a materially and demonstrably detrimental effect on the business operations of the Company;
     (ii) Executive’s willful misconduct in the performance of Executive’s duties;
     (iii) Executive’s conviction of, or plea of guilty or nolo contendere to, a felony under the laws of the United States or any state or political subdivision thereof;
     (iv) Executive’s breach of any non-competition, non-disclosure or non-solicitation provisions of this Agreement or of any other such agreement with the Company; or
     (v) Executive commits any fraud, embezzlement, misappropriation of funds, or breach of fiduciary duty against the Company, in each case of a material nature;
provided, however, that if such termination is based on any event set forth in clause (i) or (ii) above, Executive shall have thirty (30) days after receipt of the Notice of Termination in which to cure the failure, breach or infraction described in the Notice of Termination and shall be afforded an opportunity to present his position or defense to the Board. If the failure, breach or infraction is timely cured by Executive or the Board determines that Cause for Executive’s termination does not exist, the Notice of Termination shall become null and void.
     c. Termination by the Company Without Cause. The Company may terminate Executive’s employment hereunder without Cause (other than for Disability) at any time upon at least thirty (30) days written Notice of Termination to Executive specifying Executive’s date of termination of employment.
     d. Resignation by Executive For Good Reason. Executive may resign for Good Reason upon at least thirty (30) days prior written Notice of Termination to the Company. For purposes of this Agreement, “Good Reason” shall mean, without the express written consent of Executive, the occurrence of any of the following:
     (i) a demotion of Executive or a material diminution in Executive’s duties, functions and responsibilities with respect to the Company;
     (ii) the Company’s causing Executive to relocate his employment more than fifty (50) miles from the location of Executive’s principal office on the Effective Date;
     (iii) a substantial reduction of Executive’s Base Salary, as such may be increased from time to time after the date of this Agreement;
     (iv) the Commingled Pension Trust Fund (Special Situation Property) of JPMorgan Chase Bank, N.A., a trust governed by the laws of New York (“SSPF”) changes its investment focus from a value-added strategy to a lower risk strategy;
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     (v) the net asset value of SSPF falls below $1.25 billion; or
     (vi) SSPF fails to make (or cause to be made) within two years from the Effective Date at least $80 million of additional capital contributions to SSPF/CET PI LLC which are used to make equity investments in New Investments (as defined in the Company LLC Agreement);
provided, however, if Executive desires to terminate his employment for Good Reason, Executive must provide the Notice of Termination within thirty (30) days after the occurrence of the event or circumstance providing such basis and if the Notice of Termination is based on an event described in Sections 4(d)(i)-(iii), the Company shall have thirty (30) days after its receipt of Executive’s Notice of Termination in which to cure or remedy the grounds identified as Good Reason in the Notice of Termination; provided, further, that Good Reason under Sections 4(d)(iv)-(vi) shall not exist unless Executive shall have previously or simultaneously furnished notice to the Company that Executive is electing to redeem all his Common Units (as defined in the Company LLC Agreement) pursuant to the Company LLC Agreement. If the grounds for Good Reason are timely cured or remedied by the Company, Executive’s Notice of Termination shall become null and void.
     e. Resignation by Executive Without Good Reason. Executive may resign without Good Reason at any time after delivery of written Notice of Termination by Executive to the Company.
     f. Notice of Termination. Any termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, “Notice of Termination” shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) the Date of Termination.
     g. Date of Termination. For purposes of this Agreement, “Date of Termination” shall mean (i) if Executive’s employment is terminated by his death, the date of his death, (ii) if Executive’s employment is terminated by the Company (other than pursuant to Sections 4(b)(i) or 4(b)(ii)), the date of receipt of the Notice of Termination or any later date specified therein, and (iii) if Executive’s employment is terminated for any other reason, the date thirty (30) days following the date on which the Notice of Termination is provided.
5. Obligations of the Company upon Termination.
     a. Death. In the event that Executive’s employment is terminated as a result of Executive’s death, the Company shall have no further obligations to Executive (or Executive’s estate) other than to provide: (i) a lump sum payment, within ten (10) days following the Date of Termination, in an amount equal to the Cash Accrued Benefits (as hereinafter defined), (ii) the Accrued Benefits (as hereinafter defined), (iii) a lump sum payment, within ten (10) days following the Date of Termination, equal to the amount of the Pro Rata Portion of Executive’s Maximum Bonus (each as defined below), and (iv) a lump sum payment, within ten (10) days following the Date of Termination, in an amount equal to one-half (1/2) of Executive’s annual Base Salary. All of Executive’s outstanding options, restricted stock awards and any other equity rights granted by the Company to Executive shall continue to be governed by the grant
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agreement, related plan, limited liability company agreement or operating agreement, as applicable.
For purposes of this Agreement,
     “Cash Accrued Benefits” shall mean (i) any unpaid Base Salary earned or accrued through the Date of Termination, (ii) any accrued but unused vacation benefit, and (iii) any reimbursement for business expenses owed to Executive by the Company.
     “Accrued Benefits” shall mean all payments and benefits other than the Cash Accrued Benefits to which Executive may be entitled under the terms of any applicable compensation arrangement or employee benefit plan or program (including COBRA, disability or death benefit plans) of the Company.
     “Maximum Bonus” shall mean the greater of (i) the highest aggregate Annual Bonus paid to Executive by the Company (or by Seller, or Seller’s predecessor for 2004 as disclosed in the prospectus for the initial public offering of Seller’s common stock) for any of the three (3) calendar years prior to the year that includes the Date of Termination or (ii) the Target Annual Bonus that Executive was eligible to receive for the calendar year that includes the Date of Termination. In no event shall the Maximum Bonus include the Signing Payment.
     “Pro Rata Portion” of Executive’s Maximum Bonus shall be calculated by multiplying the Maximum Bonus by a fraction, the numerator of which shall be the number of calendar days elapsed in the year in which the Date of Termination occurs, up to and including the Date of Termination, and the denominator of which shall be 365.
     b. Disability. In the event that Executive’s employment is terminated as a result of Executive’s Disability, the Company shall have no further obligations to Executive other than to provide: (i) a lump sum payment, within ten (10) days following the Date of Termination, in an amount equal to the Cash Accrued Benefits, (ii) the Accrued Benefits, and (iii) a lump sum payment, within ten (10) days following the Date of Termination, equal to the amount of the Pro Rata Portion of Executive’s Maximum Bonus (or such later date as required to comply with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended). All of Executive’s outstanding options, restricted stock awards and any other equity rights granted by the Company to Executive shall continue to be governed by the grant agreement, related plan, limited liability company agreement or operating agreement, as applicable.
     c. By the Company for Cause; By Executive Without Good Reason. If Executive’s employment is terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall have no further obligations to Executive other than to provide (i) a lump sum payment, within ten (10) days following the Date of Termination, in an amount equal to the Cash Accrued Benefits and (ii) the Accrued Benefits. All of Executive’s outstanding options, restricted stock awards and any other equity rights granted by the Company to Executive shall continue to be governed by the grant agreement, related plan, limited liability company agreement or operating agreement, as applicable.
     d. By the Company Without Cause Prior to a Liquidity Event; By Executive for Good Reason Prior to a Liquidity Event. In the event that Executive’s employment is terminated by the Company without Cause (other than for death or Disability) or Executive resigns for Good Reason pursuant to Sections 4(d)(i) –(iv), all prior to a Liquidity Event, the Company shall have no further obligations to Executive other than to provide:
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     (i) a lump sum payment, within ten (10) days following the Date of Termination, in an amount equal to the Cash Accrued Benefits;
     (ii) the Accrued Benefits;
     (iii) a severance benefit of an amount equal to the product of one (1) and Executive’s Base Salary (at the rate in effect on the Date of Termination), payable in twelve (12) equal monthly installments commencing on the first month’s anniversary of the Date of Termination (or such later date as required to comply with Section 409A, if applicable);
     (iv) an amount equal to the Pro Rata Portion of Executive’s Maximum Bonus, payable in a lump sum within ten (10) days of the Date of Termination (or such later date as required to comply with Section 409A, if applicable);
     (v) medical or health insurance benefits to Executive, his spouse and eligible dependents, if applicable, at no cost to Executive, his spouse and eligible dependents, if applicable, for twelve (12) months following the Date of Termination of employment; provided, however, that if applicable law or the terms of such plan prohibit the continued participation of Executive, or his spouse and eligible dependents, if applicable, the Company shall make a cash payment to Executive that is sufficient, on an after-tax basis, to allow Executive to obtain insurance that provides substantially the same benefits as the Company-provided medical or health insurance benefit or plan; and
     (vi) all of Executive’s outstanding options, restricted stock awards and any other equity rights granted by the Company to Executive shall continue to be governed by the grant agreement, related plan, limited liability company agreement or operating agreement, as applicable.
In the event that Executive resigns for Good Reason pursuant to Sections 4(d)(v) or (vi), prior to a Liquidity Event, the Company shall have no further obligations to Executive other than to provide (i) a lump sum payment, within ten (10) days following the Date of Termination, in an amount equal to the Cash Accrued Benefits and (ii) the Accrued Benefits. All of Executive’s outstanding options, restricted stock awards and any other equity rights granted by the Company to Executive shall continue to be governed by the grant agreement, related plan, limited liability company agreement or operating agreement, as applicable.
     e. Liquidity Event Benefits. If a Liquidity Event occurs during the Employment Period, all of Executive’s outstanding options, restricted stock awards and any other equity rights granted by the Company to Executive shall be vested or exercisable, as applicable. If the Company terminates Executive’s employment on or within eighteen (18) months after a Liquidity Event (and without regard to any expiration of the Employment Period) other than for death, Disability or Cause, or if Executive terminates his employment on or within eighteen (18) months after a Liquidity Event (and without regard to any expiration of the Employment Period), the Company shall have no further obligations to Executive other than to provide:
     (i) a lump sum payment, within ten (10) days following the Date of Termination, in an amount equal to the Cash Accrued Benefits;
     (ii) the Accrued Benefits;
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     (iii) an amount equal to the product of one and one-half (1 1/2 ) times the sum of Executive’s Base Salary at the rate then in effect plus Executive’s Maximum Bonus; payable in a lump sum within ten (10) days following the Date of Termination (or such later date required to comply with Section 409A, if applicable);
     (iv) outstanding options and other equity awards that include an exercise period shall remain exercisable until the earlier of the expiration date of such award or the third anniversary of the Date of Termination; provided, however, that such option and other equity awards and Executive’s rights thereunder otherwise shall remain subject to the terms of the applicable grant agreement and related plan; and;
     (v) medical or health insurance benefits to Executive, his spouse and eligible dependents, if applicable, at no cost to Executive, his spouse and eligible dependents, if applicable, for eighteen (18) months following the Date of Termination of employment; provided, however, that if applicable law or the terms of such plan prohibit the continued participation of Executive, or his spouse and eligible dependents, if applicable, the Company shall make a cash payment to Executive that is sufficient, on an after-tax basis, to allow Executive to obtain insurance that provides substantially the same benefits as the Company-provided medical or health insurance benefit or plan.
The amount payable under the preceding paragraphs (ii), (iii), and (iv) shall be subject to compliance with Section 5(g).
For purposes of this Agreement, “Liquidity Event” shall mean (i) the liquidation, dissolution or winding up of the Company, (ii) the sale or other disposition of all or substantially all of the Company Assets in a single transaction or series of related transactions pursuant to which the Company fails to reinvest (or commit to reinvest) within one-hundred and eighty (180) days of such transaction or series of related transactions more than fifty (50%) percent of the net cash proceeds of such transaction or series of related transactions, (iii) a merger, statutory share exchange, recapitalization, reclassification, consolidation or other similar transaction involving the Company, or (iv) the sale or transfer of a majority of the outstanding Common Units, to one Person or a group of Persons, in each case in clauses (iii) and (iv) above under circumstances in which the holders of the outstanding voting Common Units, immediately prior to such transaction, own less than a majority of the combined voting power of the outstanding voting securities of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction or series of related transactions. The terms “Company Assets,” “Common Units” and “Person” shall have the meanings set forth in the Company LLC Agreement.
     f. Resignation from Company Offices. Unless the Company agrees in writing to waive this requirement, upon termination of Executive’s employment for any reason, Executive agrees to promptly resign from (i) office as a manager of the Company, or as a manager or director of any subsidiary or affiliate of the Company or any other entity to which the Company appoints Executive to serve in such capacity, (ii) from all offices held by Executive in any or all of such entities in clause (i) above and (iii) all fiduciary positions (including as trustee) held by Executive with respect to any pension plans or trusts established by any such entities in clause (i) above.
     g. Condition. The Company shall not be required to make the payments or provide the benefits specified in this Section 5 (other than the Accrued Benefits) unless Executive (or in
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the event of Executive’s death, his estate) executes and delivers to the Company an agreement releasing the Company, its subsidiaries and affiliates, and its and their officers, directors, managers, employees and members (and the directors, trustees, officers or employees of any such direct or indirect members) from all liability (other than the payments and benefits under this Agreement) in a form reasonably satisfactory to the Company and such agreement has become effective.
     h. Breach. If after Executive’s termination of employment, Executive breaches (other than an unintentional and immaterial breach) Sections 7(a), 7(b), 7(c) or 7(d), the Company’s obligation to make or provide payments or benefits (other than accrued and vested benefits under any of the Company’s retirement plans) under this Section 5 shall cease.
6. Excise Tax Gross-Up. In the event that it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by (i) the Company (or any of its affiliated entities), (ii) any entity which effects a Liquidity Event to or for the benefit of Executive, or (iii) by the Seller pursuant to the Seller Employment Agreement, would constitute a Parachute Payment (as defined in Section 280G of the Code) and result in the imposition on Executive of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Executive is entitled under this Agreement, Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by Executive by reason of receiving Parachute Payments plus the amount necessary to put Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates on such Parachute Payments and on any payment under this Section 6 as if no excise taxes had been imposed with respect to Parachute Payments). The calculation under this Section 6 shall be as determined by the Company’s accountants or if the Company’s accountants are precluded from performing such services, the Board shall appoint another nationally recognized public accounting firm to make the determinations required hereunder.
7. Confidentiality; Non-Competition, Non-Solicitation.
     a. Confidentiality. Executive hereby acknowledges that, as an employee of the Company, he will be making use of and acquiring confidential information of a special and unique nature and value relating to the Company and its strategic plan and financial operations. Executive further recognizes and acknowledges that all such confidential information is the exclusive property of the Company, is material and confidential and is critical to the successful conduct of the business of the Company. Executive agrees that during the Employment Term and at all times thereafter, Executive shall use confidential information for the benefit of the Company only and shall not at any time, directly or indirectly, divulge, reveal, disclose, share, transfer, communicate or provide access to any confidential information to any person, firm, corporation or entity whatsoever other than in the performance of his duties hereunder, or use any confidential information for his own benefit or for the benefit of others. Notwithstanding the foregoing, Executive shall be authorized to disclose confidential information (i) as may be required by law or legal process after providing the Company with prior written notice and an opportunity to respond to such demand for disclosure (unless such notice is prohibited by law), (ii) in any criminal proceeding against him after providing the Company with prior written notice and an opportunity to seek protection for such confidential information, and (iii) with the prior written consent of the Company. “Confidential information” shall not include any information that is (i) generally known to the industry or the public other than as a result of Executive’s
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breach of this covenant or any breach of other confidentiality obligations by third parties or (ii) made legitimately available to Executive by a third party without breach of any confidentiality obligations.
     b. Non-Competition. During Executive’s employment with the Company and for a period of twelve (12) months after Executive’s Date of Termination (the “Restricted Period”), Executive shall not engage, directly or indirectly (without the prior written consent of the Company), as an owner, director, trustee, manager, member, employee, consultant, partner, principal, agent, representative, stockholder, or in any other individual, corporate or representative capacity, in the acquisition, operation or development of office properties in any city, town, metropolitan area or county in which the Company has made an investment in office properties or is engaged in the development or operation of office properties as of Executive’s Date of Termination; provided, however, that Executive shall not be deemed to have violated this Section 7(b) solely by reason of his passive ownership of three percent (3%) or less of the outstanding stock of any REIT, corporation or other entity, the shares or equity of which are publicly traded. Notwithstanding the foregoing, this Section 7(b) shall not apply (i) if the Company terminates Executive’s employment without Cause or Executive resigns his employment for Good Reason, or (ii) on or after a Liquidity Event.
     c. Non-Solicitation of Employees. During the Restricted Period, Executive agrees that he will not, directly or indirectly, hire or attempt to hire or cause any person or entity or business, other than an affiliate of the Company, to hire any person who is then or was at any time during the preceding six (6) months an employee of the Company or an affiliate of the Company.
     d. Non-Solicitation of Clients. During the Restricted Period, Executive agrees not to directly or indirectly, on his own behalf or on behalf of any other Person, interfere with or attempt to interfere with any business relationships of the Company or any of its affiliates or subsidiaries and any Client (as defined below) of the Company to whom the Company or its affiliates had provided services at any time during Executive’s employment with the Company in any line of business that the Company conducts as of the termination of such Executive’s employment or that the Company is actively soliciting, for the purpose of marketing or providing any service competitive with any service then offered by the Company. In addition, during the Restricted Period, Executive agrees not to encourage any client of the Company as of the termination of such Executive’s employment to reduce its patronage to the Company. For purposes of this Agreement the term “Client” includes, but shall not be limited to, any tenant, seller or developer of properties to the Company, its affiliates or subsidiaries or a client of the design or construction management services of the Company or an affiliate of the Company; provided, however, for periods after termination of employment, “Client” shall only refer to any such person who is a Client as of the Date of Termination. Notwithstanding the foregoing, this Section 7(d) shall not apply (i) if the Company terminates Executive’s employment without Cause or Executive resigns his employment for Good Reason, or (ii) on or after a Liquidity Event.
     e. Validity and Consideration. Executive acknowledges that he will acquire much Proprietary Information concerning the past, present and future business of the Company as the result of his employment, as well as access to the relationships between the Company and its clients and employees. Executive further acknowledges that the business of the Company is very competitive and that competition by him in that business during his employment, or after his
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employment terminates, would severely injure the Company. Executive understands and agrees that the restrictions contained in this Section 7 are reasonable and are required for the Company’s legitimate protection, and do not unduly limit his ability to earn a livelihood.
8. Surrender of Company Property. Upon Executive’s termination of employment for any reason, Executive shall promptly surrender and deliver to the Company all property of the Company and all documents, correspondence and any other information, of any type whatsoever, from the Company or any of its agents, servants, employees, suppliers, and existing or potential customers, that came into Executive’s possession by any means whatsoever, during the course of Executive’s employment.
9. Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.
10. Disputes.
     a. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to principles of conflicts of law.
     b. Waiver of Jury Trial. To the extent permitted by law, Executive and the Company waive any and all rights to a jury trial with respect to any dispute arising out of or relating to this Agreement.
     c. Jurisdiction and Choice of Forum. Executive and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in New York or the District of Columbia for the adjudication of any dispute hereunder other than any action for injunction to compel performance under Section 7 of this Agreement.
     d. Rights and Remedies Upon Breach. Executive acknowledges and agrees that any breach by him of any provisions of the restrictive covenants in Section 7 of this Agreement would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if Executive breaches, or threatens to commit a breach of any provisions of Section 7 of this Agreement, the Company and its affiliates may bring any action or special proceeding in a state or federal court to temporarily, preliminarily or permanently enforce any part of Section 7 of this Agreement. Executive agrees that (i) violating any part of Section 7 of this Agreement would cause damage to the Company that cannot be measured or repaired, (ii) the Company therefore is entitled to an injunction, restraining order or other equitable relief restraining any actual or threatened violation of Section 7, (iii) no bond need be posted for the Company to receive such an injunction, order or other relief, and (iv) no proof will be required that monetary damages for violations of Section 7 would be difficult to calculate and that remedies at law would be inadequate.
     e. Prevailing Party Attorneys’ Fees. In the event of any dispute, contest, arbitration or litigation between the parties hereto, the prevailing party in such dispute, contest, arbitration or litigation shall be fully reimbursed by the other party for all costs, including reasonable attorneys’ fees, court costs, expert or consultant’s fees and reasonable travel and lodging expenses, incurred by the prevailing party in its successful prosecution or defense thereof, including any appellate proceedings.
Employment Agreement
Christian H Clifford

11. Representations and Warranties. Executive represents and warrants that, other than the Seller Employment Agreement (which shall be superseded by this Agreement as of the Effective Date hereunder), (i) he is not bound by any employment agreement, and (ii) he is not bound by any restrictive covenant or agreement that limits his right to enter into this Agreement and perform his duties hereunder.
12. Miscellaneous.
     a. Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local income and employment taxes as the Company shall determine is required to be withheld pursuant to any applicable law or regulation
     b. Section Headings. Section headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
     c. Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.
     d. Section 409A. It is the Company’s and Executive’s intention that any compensation under this Agreement comply with Section 409A to the extent applicable. If either party believes, at any time, that the compensation under this Agreement does not comply, it will promptly advise the other and will negotiate reasonably and in good faith to amend the terms of the Agreement such that it does comply and that amendment will have the most limited possible economic effect on Executive and the Company
     e. Survival. Any termination of Executive’s employment or of this Agreement shall have no effect on the continuing operation of Sections 5, 7, 8, or 10 of this Agreement.
     f. Interpretation, Counterparts. No provision of this Agreement is to be interpreted for or against any party because that party drafted such provision. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.
     g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     h. Assignment. This Agreement shall be binding upon and inure to the benefit of the Company’s successors and Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. This Agreement shall not be assignable by Executive, it being understood and agreed that this is a contract for Executive’s personal services. This Agreement shall only be assignable by the Company, without Executive’s written consent, to (i) any direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest which, together with its affiliates, operates the same business as the assignor immediately after the assignment, or (ii) any successor (whether by merger, consolidation, purchase or otherwise) to all or substantially all of the equity interests, assets or business of the Company, and the Company shall require any such assignee or successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such assignment or succession had
Employment Agreement
Christian H Clifford

taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such assignment or succession shall be a breach of this Agreement and shall entitle Executive to resign from the employ of the Company and to receive the Termination Benefits and other benefits under this Agreement in the same amount and on the same terms as Executive would be entitled to hereunder if he terminated his employment for Good Reason. References in this Agreement to the “Company” include the Company as hereinbefore defined and any such assignee or successor as described above which assumes and agrees to perform this Agreement by operation of law or otherwise.
     i. Recitals. The recitals set forth on the first page hereof are fully incorporated into and made a part of this Agreement as if fully set forth herein.
     j. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand delivery, or by facsimile (with confirmation of transmission), or by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed as follows:
If to Executive:
Christian H. Clifford
1750 H Street, N.W., Suite 500
Washington, D.C. 20006
Fax No.: 202-303-3088
If to the Company:
SSPF/CET Operating Company LLC
c/o J.P. Morgan Investment Management Inc.
245 Park Avenue
New York, New York 10167
Attention: Nathaniel R. Daly
Fax No.: 212-648-2263
With a copy (which shall not constitute notice) to:
c/o J.P. Morgan Investment Management Inc.
P.O. Box 5005
New York, New York 10163-5005
and
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Mark Wintner, Esq.
Fax Number: (212) 806-6006
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by addressee.
     k. Integrated Agreement, Amendments. From and after the Effective Date, this Agreement shall supersede the Seller Employment Agreement and any other employment or severance agreement or arrangement among the parties or Seller and its affiliates and Executive
Employment Agreement
Christian H Clifford

shall not be eligible for severance benefits under any plan, program or policy of the Company or the Seller or their affiliates or pursuant to the Seller Employment Agreement. This Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto. Executive hereby acknowledges that any change in control, severance, termination or similar payments or compensation for which Executive is eligible under the Seller Employment Agreement is hereby waived.
     l. Consultation With Counsel. Executive acknowledges that he has had a full and complete opportunity to consult with counsel or other advisers of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any representations or warranties to Executive concerning the terms, enforceability and implications of this Agreement other than as are reflected in this Agreement.
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Employment Agreement
Christian H Clifford

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

SSPF/CET Operating Company LLC:

By:	/s/ Nathaniel R. Daly

Name: Nathaniel R. Daly Title: Vice President

EXECUTIVE:

/s/ Christian H. Clifford

Christian H. Clifford
Employment Agreement
Christian H Clifford